                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                              United Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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







                                 March 25, 1999



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of United Bancorp, Inc. scheduled for Wednesday, April 21, 1999 at 2:00 p.m. WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING, PLEASE EXECUTE THE PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. This Proxy may be revoked any time before its exercise or by your attending our scheduled meeting.

         The Annual Certified Opinion Audit of United Bancorp, Inc. is enclosed for your review prior to attending our Annual Meeting. We are both proud and excited about our 1998 financial results that reflect the continued cooperation and dedication of our Directors, Officers and Employees.

         Payment of our regular first quarter cash dividend was made by separate mailing on March 19th. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, participation in our direct deposit program or whether your stock is being held by you or in a broker nominee name. NO PAYMENT HAS BEEN INCLUDED WITH THIS MAILING OF OUR PROXY MATERIALS.

         As a shareholder, we encourage you to use and recommend our products and services. Any successful effort you have in bringing additional business to one of our Banks will increase the value of your investment. We thank you our shareholders, customers and friends for your continued confidence and support.

                                   Very truly yours,

                                   UNITED BANCORP, INC.



                                   James W. Everson
                                   Chairman, President & Chief Executive Officer

JWE/sw

                              UNITED BANCORP, INC.
                            Martins Ferry, Ohio 43935

                NOTICE OF THE ANNUAL MEETING OF THE SHAREHOLDERS


TO THE SHAREHOLDERS OF

         UNITED BANCORP, INC.
         MARTINS FERRY, OHIO

         March 25, 1999

     You are hereby notified that the Annual Meeting of Shareholders of United Bancorp, Inc. (the "Company"), will be held on Wednesday, April 21, 1999, at 2:00 p.m. at the Company's main office, 201 South Fourth at Hickory Street, Martins Ferry, Ohio, for the purpose of considering and acting upon the following:

1. To fix the number of Directors at ten (10) and to elect four (4) Directors to Class I of the Board of Directors, specifically,

          Michael J. Arciello     Retired - Vice President Finance, Nickles
                                  Bakeries

          John H. Clark, Jr.      Retired - Foundry Owner

          Dr. Leon F. Favede      Optometrist

          L. E. Richardson, Jr.   Retired President - The Community Bank of
                                  Glouster

     to serve as Directors of Class I until the Annual Meeting of Shareholders in 2002, and until their successors are duly elected and shall have qualified; and

2. To ratify and approve the appointment of Crowe, Chizek and Company LLP independent certified public accountants, to serve as the Company's external auditor for fiscal year 1999; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 1, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend our annual meeting, please execute the enclosed proxy and return it as promptly as possible in the enclosed postage-paid envelope. If you do attend the meeting, you may withdraw your proxy.

                                   Signed by order of the Board of Directors



                                   -------------------------------------------
                                   Norman F. Assenza, Jr., Secretary

                              UNITED BANCORP, INC.
                         201 South 4th at Hickory Street
                            Martins Ferry, Ohio 43935

                                 PROXY STATEMENT

     This statement is furnished to shareholders of United Bancorp, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the headquarters of the Company, 201 South 4th at Hickory Street, Martins Ferry, Ohio, Wednesday, April 21, 1999 at 2:00 p.m. (local time). The number of shares outstanding and entitled to vote thereat is 2,800,298, $1.00 par value per share. No individual beneficially owns over 5% of the outstanding shares. Shareholders of record on March 1, 1999, do have the right to cumulate votes in the election of directors. This proxy statement and proxy are being mailed on or about March 25, 1999.

     The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone or telegraph, by officers or by employees of the Company, or officers or employees of the Company's subsidiary banks. The cost of such solicitation will be borne by the Company, which may reimburse brokerage firms and nominees for reasonable expenses incurred by them, and approved by the Company, in forwarding proxy materials to beneficial owners. Properly signed and dated proxies received by the Secretary of the Company prior to or at the Annual Meeting will be voted as instructed on the proxy or, in the absence of such instructions will be voted,
(a) "For" the election to the Board of Directors of the persons nominated by the Board and to fix the number of Directors at ten (10), (b) to ratify and approve the appointment of Crowe, Chizek and Company LLP independent certified public accountants and (c) in accordance with the judgement of the Board of Directors on any other matters which may properly come before the meeting. You may revoke your proxy at any time prior to its exercise by giving written or oral notice to the Chairman, President and Chief Executive Officer, or by executing a subsequently dated proxy or by voting in person at the annual meeting.

                                VOTING PROCEDURES

     A quorum at any meeting to fix the number of directors and to elect directors consists of the shareholders present at the meeting in person or by proxy.

     The four nominees for director who receive the largest number of votes cast "For" will be elected as directors if the number of directors is fixed at ten
(10). Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on whether a quorum is present to fix the number of directors and to elect directors or on the outcome of the election.

     Shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one director or to allocate such votes among directors as they deem appropriate.

     Abstentions will have the same effect as votes cast against the proposal to approve the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company, provided such share are properly present at the meeting in person or by proxy, and shares note voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

                              ELECTION OF DIRECTORS

     Pursuant to the terms of the Code of Regulations of United Bancorp, Inc., the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the shareholders. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of shareholders. At the forthcoming Annual Meeting, the shareholders will be asked to elect four directors to serve in Class I and to fix the number of Directors at ten (10).

     The nominees for election at the forthcoming Annual Meeting are Messrs. Michael J. Arciello, John H. Clark, Jr., Dr. Leon F. Favede and L. E. Richardson, Jr., present directors of the Company. If elected, the nominees will serve a three (3) year term, which shall expire at the annual meeting of shareholders in 2002, and until their successor is duly elected and shall have qualified.

















                           INFORMATION AS TO NOMINEES

     The Names of the nominees for election as Director, together with specific information about the nominees, is as follows:

                                                                                                UNITED BANCORP,
                                                                                                 INC. SHARES
                                                                                                     OWNED
NAME AND AGE                         PRINCIPAL OCCUPATION                YEAR OF                 BENEFICIALLY(1)          % OF
CLASS I (TERM EXPIRES IN 2002)         PAST FIVE YEARS              INITIAL ELECTION               (3/ 01/99)           OUTSTANDING
------------------------------------------------------------------------------------------------------------------------------------

MICHAEL J. ARCIELLO                Retired Vice President                 1992                       2,373     (2)         .08%
Massillon, Ohio                    Finance Nickles Bakeries
Age:  64

JOHN H. CLARK, JR.                 Retired -  Foundry Owner               1976                      25,719     (3)         .90%
Wheeling, West Virginia
Age:  71

DR. LEON F. FAVEDE, O.D.           Optometrist                            1981                       3,004     (4)         .10%
St. Clairsville, Ohio
Age:  62

L. E. RICHARDSON, JR.              Retired President                      1998                      60,630     (5)        2.16%
Newark, Ohio                       Community Bank of Glouster
Age:  66


                INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                   WILL CONTINUE AFTER THE 1999 ANNUAL MEETING






                                                                                                UNITED BANCORP,
                                                                                                 INC. SHARES
                                                                                                     OWNED
NAME AND AGE                            PRINCIPAL OCCUPATION            YEAR OF                  BENEFICIALLY (1)         % OF
CLASS III (TERM EXPIRES IN 2001)           PAST FIVE YEARS          INITIAL ELECTION               (3/01/99)            OUTSTANDING
------------------------------------------------------------------------------------------------------------------------------------
HERMAN E. BORKOSKI                 President-Borkoski                     1987                      15,604  (6)            .56%
Tiltonsville, Ohio                 Funeral Homes, Inc.
Age:  61


JOHN M. HOOPINGARNER               General Manager and                    1992                       1,337   (7)           .05%.
Dover, Ohio                        Secretary-Treasurer Muskingum
Age:  44                           Watershed Conservancy District

RICHARD L. RIESBECK                President - Riesbeck                   1984                      10,942   (8)           .39%
St. Clairsville, Ohio              Food Markets, Inc.
Age:  49

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                UNITED BANCORP,
                                                                                                 INC. SHARES
NAME AND AGE                                                                                         OWNED
CLASS II (TERM EXPIRES IN 2000)          PRINCIPAL OCCUPATION           YEAR OF                  BENEFICIALLY(1)          % OF
                                            PAST FIVE YEARS         INITIAL ELECTION               (3/01/99)            OUTSTANDING
------------------------------------------------------------------------------------------------------------------------------------
JAMES W. EVERSON                   Chairman, President and Chief          1969                      63,580 (9)            2.27%2.26%
St. Clairsville, Ohio              Executive Officer - United
Age:  60                           Bancorp, Inc. and The Citizens
                                   Savings Bank,
                                   Director - The Citizens State
                                   Bank
                                   Director - The Community Bank


ERROL C. SAMBUCO                   Director of Strategic Planning -       1996                       2,488   (10)           .09%
Martins Ferry, Ohio                Wheeling - Pittsburgh Steel Corp.
Age:  58


MATTHEW C. THOMAS                  President                              1988                       9,584   (11)           .34%
St. Clairsville, Ohio              M. C. Thomas Insurance
Age:  42                           Agency, Inc.

------------------------------------------------------------------------------------------------------------------------------------

           SHARE OWNERSHIP OF MANAGEMENT OTHER THAN COMPANY DIRECTORS

     The following table sets forth, as of March 1, 1999 the beneficial ownership of Common Shares of the Company by each Executive Officer of the Company and by Directors and Executive Officers, as a group.

        Name                                             Common Shares
        ----                                          Beneficially Owned  (1)                  Percent
                                                      -----------------------                  -------
        Norman F. Assenza, Jr. (12)                          5,033                               0.18
        Randall M. Greenwood                                   200                               nil
        Alan M. Hooker (13)                                    247                               nil
        James A. Lodes (14)                                  2,511                               0.09
        Harold W. Price (15)                                 3,548                               0.13
All Company Directors and Executive
Officers as a Group (15 individuals)                       205,800                               7.35%


All Directors and all Officers of United Bancorp, Inc. and its three subsidiary banks plus the Employees 401(k) Plan and the Employees Defined Benefit Retirement Plan as a group hold 354,746 shares representing 12.66% of total outstanding shares of United Bancorp, Inc. common shares.

        (1) Beneficial ownership of Common Shares, as determined in accordance with applicable rules of the Securities and Exchange Commission, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, the shareholders listed above have sole voting and investment power with respect to their Common Shares.

        (2) Includes 107 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 267 shares subject to options which are presently exercisable.

        (3) Includes 11,550 Common Shares of record held by spouse, Barbara L. Clark; 420 Common Shares held of record by daughter Dorothy E. Clark; 420 Common Shares held of record by John L. Clark; 420 Common Shares held of record by daughter-in-law Kimberly Clark, 772 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 267 shares subject to options which are presently exercisable.

        (4) Includes 245 Common Shares held of record by The Pension Plan of Dr. Favede, Dr. Leon F. Favede, Trustee; 458 Common Shares held of record by son Dr. Leon M. Favede, 910 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 267 shares subject to options which are presently exercisable.

        (5) Includes 221 shares subject to options which are presently exercisable.

        (6) Includes 5,134 Common Shares held of record by spouse, Francis L. Borkoski; 3,843 Common Shares held of record by Borkoski Funeral Homes, Inc., 664 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 267 shares subject to options which are presently exercisable.

        (7) Includes 80 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 267 shares subject to options which are presently exercisable.

        (8) Includes 9,922 Common Shares held of record by Riesbeck Food Market's Inc. and 267 shares subject to options which are presently exercisable.

        (9) Includes 26,089 Common Shares held of record by spouse Marlene K. Everson; 2,017 Common Shares held of record by son Todd M. Everson; 1,260 Common Shares held of record by son Scott A. Everson; 28 Common Shares held of record by daughter Dr. Dana K. Everson; 1,958 Common Shares held by son James W. Everson, Jr. jointly with his wife Bethany Lynn Everson and 1,692 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 4,447 shares subject to options which are presently exercisable.

        (10) Includes 315 Common Shares held of record by spouse Mary Edith Sambuco; 948 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 243 shares subject to options which are presently exercisable.

        (11) Includes 100 Common Shares of record held in trust each for son Matthew Cole Thomas and daughter Jenna Caye Thomas, 1,346 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 267 shares subject to options which are presently exercisable.

        (12) Includes 1,413 Common Shares held of record jointly with parent, Helen Assenza, 2,693 Common Shares held of record by parent, Helen Assenza with others and 889 shares subject to options which are presently exercisable.

        (13)  Includes 82 Common Shares held of record by spouse, Lisa R.
              Hooker.

        (14) Includes 196 Common Shares held of record by spouse, Susan M. Lodes and 889 shares subject to options which are presently exercisable

        (15) Includes 1,591 Common Shares held of record jointly with spouse, Irene R. Price, 1,134 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 1,779 shares subject to options which are presently exercisable.

             THE BOARD OF DIRECTORS, ITS COMMITTEES AND COMPENSATION

     In 1998, there were a total of four regularly scheduled meetings and one special meeting of the Board of Directors of United Bancorp, Inc. Each director of the Company attended in excess of 75% of the combined total of the meetings of the Board of Directors and meetings of each committee which such directors served. At year-end, all Company Board members except Mr. Arciello, Mr. Hoopingarner and Mr. Richardson also served on the Board of Directors of The Citizens Savings Bank, Martins Ferry. Mr. Arciello, Mr. Everson and Mr. Hoopingarner also served on the Board of Directors of The Citizens-State Bank of Strasburg and Mr. Everson and Mr. Richardson also served on the Board of Directors of The Community Bank of Glouster. All banks are wholly owned subsidiaries of the Company and each meets monthly. The Company has a Compensation Committee consisting of Messrs. Riesbeck, Chairman; Arciello, Clark, Favede and Hoopingarner, and is responsible for administering the Company's employee benefit plans, setting the compensation of the Subsidiary banks' Presidents, reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee, which met one time during 1998, meets on an as needed basis, and pays committee fees of $150.00 per meeting attended. Directors of the Company are paid an annual retainer of $1,200 plus a fee of $225.00 per meeting attended. Pursuant to the Company's Stock Option Plan, all directors of the Company were awarded during 1995 an option to purchase 1,500 shares of the Company's common stock at $14.94 per share. Due to the 10% share dividend paid June 20, 1996, 10% share dividend paid September 19, 1997, and 5% share dividend paid December 18, 1998, the option to purchase is now 1,906 shares at $11.17 per share.

     The Company's lead bank, The Citizens Savings Bank, Martins Ferry, Ohio, has the following committees of the Board of Directors: Executive, Asset/Liability and Audit. The Executive Committee consists of Messrs. Riesbeck, Chairman; Clark, Everson and Thomas, and is responsible for loan review, rate setting, management issues and asset/liability management. The Executive Committee, which met fifty times in 1998, meets on a weekly basis, and pays committee fees of $525.00 per month to outside directors. The Asset/Liability Committee consists of the Executive Committee and officers Assenza, Greenwood and Lodes and is responsible for the pricing and repricing of loan and depository products, budgetary matters, and manages the assets, liabilities and profitability of the Company and its subsidiary banks. The Asset/Liability Committee met twelve times in 1998, meets on a monthly basis, and does not pay committee fees to its members. The Audit Committee consists of Messrs. Thomas, Chairman; Borkoski and Sambuco, and reviews the audit plan with the Company's independent accountants, the scope and the results of their audit engagement and the accompanying management letter; reviews the scope and results of the Company's internal auditing procedures; consults with independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountant's audit and non-audit fees. The Audit Committee met four times in 1998, and pays committee fees of $150.00 per meeting to outside directors.

     The Board of Directors of the Company as a whole functions as a nominating committee to propose nominees for director to the Board of Directors. See "Shareholders' Proposals" for 2000 Annual Meeting below.

     The Company's subsidiary bank, The Citizens-State Bank of Strasburg, Strasburg, Ohio, has the following committees of its Board of Directors:
Executive and Audit. The Executive Committee consists of Messrs. Arciello, Chairman; Hoopingarner and Price, and is responsible for loan review, rate setting, management issues and asset/liability management. The Executive Committee met twelve times in 1998, and pays Committee fees of $50.00 per meeting to outside directors. The Audit Committee consists of Messrs. Ley, Chairman; Herzig and Arciello, and is responsible for overseeing the work of the Bank's internal and external auditors. The Audit Committee met four times in 1998, and pays Committee Fees of $50.00 per meeting to outside directors.

     The Company's subsidiary bank, The Community Bank of Glouster has the following committees of its Board of Directors: Executive Committee and Audit Committee. The Executive Committee of The Community Bank consists of Messrs. Everson, Chairman, Hooker and Richardson and met three times since the acquisition and paid $50 per meeting to the outside director. The Audit Committee consists of Philip Kasler, Chairman, Dean Kasler and Samuel Jones and did not meet since the acquisition in 1998.

     The Citizens Savings Bank of Martins Ferry paid each director $3,600 Annual Retainer plus $225 per meeting attended. The Citizens-State Bank of Strasburg and The Community Bank of Glouster paid each director $2,700 Annual Retainer (Glouster Directors received $1,350 since acquisition date) and $225 per meeting attended.

     During 1996 the Board of Directors implemented the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Bank Directors Deferred Compensation Plan pursuant to which directors may elect annually to defer all or a portion of their directors fees. Once deferred such fees are periodically invested by a related Trust in shares of United Bancorp, Inc. common stock. Deferred benefits are payable upon termination of service as a member of the Board of Directors in a lump sum or periodic payments at the election of the participant. Earlier payment of accrued benefits is provided for in the event of death of the participant or upon the occurrence of an "Unforeseeable Emergency."

                       COMPENSATION OF EXECUTIVE OFFICERS

     United Bancorp, Inc. did not incur any salary expenses nor does it provide pensions, profit sharing plans, or other benefits to any of its officers. All such expenses are paid by United Bancorp, Inc.'s subsidiaries, The Citizens Savings Bank of Martins Ferry, The Citizens-State Bank of Strasburg and The Community Bank of Glouster.

     The following sets forth the direct remuneration paid by the Company's subsidiaries to the officers whose total remuneration exceeded $100,000.00. The figures are Base Salaries plus Incentive Compensation earned in the current year and Other Annual Compensation, which represents the Company's matching 401(k) contribution of $2,500.00 for Mr. Everson, $2,500.00 for Mr. Price and $1,266.00 for Mr. Assenza.


--------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
                           --------------------------

--------------------------------------------------------------------------------------------------
                                                                 Annual Compensation
Name and
Principal  Position                      Year            Salary           Bonus           Other
-------------------                      ----            ------           -----           -----




James W. Everson                         1998           $174,700         $44,606         $2,500
Chairman, President & CEO                1997           $158,600         $40,192         $2,375
The Citizens Savings Bank and            1996           $145,000         $43,591         $2,250
United Bancorp, Inc.

Harold W. Price                          1998           $129,050         $36,880         $2,500
President & CEO                          1997           $110,200         $33,600         $2,040
The Citizens-State Bank                  1996           $100,000         $31,000         $1,857
Vice President - Administration
United Bancorp, Inc.

Norman F. Assenza, Jr.                   1998            $84,400         $19,623         $1,266
Sr. Vice President - Operations          1997            $82,400         $18,205         $1,523
and Secretary                            1996            $80,000         $19,150         $1,287
The Citizens  Savings Bank
Vice President - Operations
and Secretary
United Bancorp, Inc.
--------------------------------------------------------------------------------------------------

     The following table sets forth the number and value of all unexercised stock options held by Executive Officers at year-end. The value of "in-the-money" options refers to options having an exercise price, which is less than the market price of the Company's stock on December 31, 1998. On that date, the Company's named Executive Officers held exercisable options, which were "in-the-money" as discussed in the following table. In addition, the table sets forth the number of options exercised by each of the named Executive Officers during 1998 and indicates the amount of value realized upon such exercise.


              1998 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE
              ----------------------------------------------------

                                                                                     Number (#) of             Value ($) of
                                                                                      Unexercised              Unexercised
                                                                                        Options-                 Options-
                                                                                        12/31/98               12/31/98(1)
                                      Shares Acquired          Net Value($)           Exercisable/             Exercisable/
Name                                    on Exercise              Realized            Unexercisable            Unexercisable
-------------------------------    ----------------------    ------------------   ---------------------    ---------------------
James W. Everson                            -0-                     $0                   4,447/                  $59,888/
                                                                                         27,316                  $367,947

Harold W. Price                             -0-                     $0                   1,779/                  $23,950/
                                                                                         10,927                  $147,187

Norman F. Assenza, Jr.                      -0-                     $0                    889/                   $11,975/
                                                                                          5,463                  $ 73,587


(1) Represents market value at $25.00 per share of the Company's common stock at December 31, 1998, less the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Company's fiscal year. The disclosure requirements, as applied to the Company, include the Company's Chairman, President and Chief Executive Officer (Mr. James
W. Everson), the Company's Vice President-Administration (Mr. Harold W. Price), and the Company's Vice President-Operations (Mr. Norman F. Assenza, Jr.) and includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting Mr. Everson, Mr. Price and Mr. Assenza. The Compensation Committee (the "Committee") has the responsibility of determining the compensation policy and practices with respect to all of the Company's Executive Officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.

     COMPENSATION PHILOSOPHY. This report reflects the Company's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for all other executive officers within the constraints of the amounts approved by the Board.

     Essentially, the executive compensation program of the Company has been designed to:

         - Support a pay-for-performance policy that awards executive officers for corporate performance.
         -  Motivate key senior officers to achieve strategic business goals.
         - Provide compensation opportunities which are comparable to those officers by other peer group companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

     SALARIES. The Committee set the base salary paid to Mr. Everson at $152,500 effective January 1, 1998 and paid him Directors Fees for serving on the Company board of directors and three subsidiary banks boards of directors, thus permitting him to participate in the established Directors Deferred Fee Plan, increasing his compensation for 1998 by $16,100 or 10.2%. Mr. Price's base salary was set at $110,500 and he was paid Directors Fees for his Boardship at The Citizens-State Bank and The Community Bank, thus permitting him to participate in the established Directors Deferred Compensation Fee Plan, increasing his compensation for 1998 by $18,850 or 17.1%. Mr. Assenza's base salary was increased by 2.4% to $84,400. The company has used the services of Ben S. Cole Financial Inc., an independent outside consultant of Boston, Massachusetts in setting Executive Compensation. Increases recognize additional responsibility resulting from the mid-year acquisition of The Community Bank and the continued improvement of 1998 earnings over 1997 and their implementation of operating efficiencies during the year, which is reflected in the 1998 increase in earnings per share. In addition the Committee approved compensation increases for all other executive officers of the Company. The Board of Directors of the Company approved all such increases upon the recommendation of the Committee. Executive Officers salary increase determinations are based upon performance appraisals of such executives which reviews, among other things, the performance of executives against goals set in the prior year, extraordinary service and promotions within the organization and compensation levels within peer groups.

     INCENTIVE COMPENSATION. Officers of United Bancorp, Inc. named above are participants in the following described plan of United Bancorp, Inc., The Citizens Savings Bank, Martins Ferry, Ohio, and The Citizens-State Bank of Strasburg, wholly-owned subsidiaries of the Company.

     The Company and The Banks' Incentive Compensation Plans provide the opportunity to earn a percentage of salary based on achievement of predetermined goals established by each Board of Directors. The type and relative weighting of goals may change from year to year. For 1998 the incentive amounts distributed were determined by achievement against specific asset growth, return on assets, return on equity and loan to asset ratio targets. In addition, participants other than the CEO's have a portion of their incentives determined by goals for their areas of responsibility. Eligibility and allocation of incentive awards for all participants are determined by the Compensation Committee.

     The above officers of the Company received the following amounts, which are included in the above tables, under Bonus earned based on 1998: $44,606 to Mr. Everson, $36,880 to Mr. Price and $19,623 to Mr. Assenza. Additionally, Mr. Everson had personal use of a company vehicle valued for 1998 at $2,736.00 and a club membership valued at $1,420.00. Mr. Price had personal use of a company vehicle valued for 1998 at $548.00.

     LONG TERM COMPENSATION. Long term incentive compensation is addressed by the Company's Stock Option Plan. The Stock Option Plan was designed to provide long-term incentive to the executive officers and directors of the Company, and to better align the interest of management with those of the Company's shareholders. The Board believes that stock options provide an effective means of accomplishing its long-term compensation objectives, as the level of compensation is directly proportional to the level of appreciation in the market value of the Company's common stock subsequent to the date of the option grant.

     This Report on Compensation is submitted by the Compensation Committee
Members:
        Richard L. Riesbeck, Chairman
        Michael J. Arciello
        John H. Clark, Jr.
        Dr. Leon F. Favede, O.D.
        John M. Hoopingarner

           PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen SNL Securities, a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries for the purpose for this performance comparison which includes the SNL-Midwestern Bank Index, All Bank Index and NASDAQ Total Return Index. Each index is weighted for all companies that fit the criteria of that particular index and assumes dividends are received in cash and reinvested to purchase additional shares. The following chart measures $100 invested December 31, 1993 in the Company's common stock and each index measured over five years.


                          STOCK PRICE PERFORMANCE CHART



      INDEX                           12/31/93  12/31/94  12/31/95  12/31/96   12/31/97 12/31/98
      --------------------------------------------------------------------------------------------

        UNITED BANCORP, INC.            100.00    114.75     89.01    156.35    218.39   216.55

        NASDAQ - TOTAL US               100.00     97.75    138.26    170.01    208.58   293.21

        SNL BANKS (ALL) INDEX           100.00     97.73    152.16    212.31    321.73   348.02

        SNL BANKS (MIDWEST) INDEX       100.00     96.65    142.82    194.30    315.04   335.09



                                  PENSION PLAN

     United Bancorp, Inc. does not have any compensated employees; however, it does maintain a Pension Plan for the employees of its subsidiary banks with each bank contributing its share of the cost in annual contribution to the Pension Plan.

     United Bancorp, Inc. of Martins Ferry, Ohio and its subsidiary Banks Employees' Retirement Plan (the Plan) is a Defined Benefit Plan for all eligible full time employees. It may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate or retire with 5 or more years of credited service.

     Benefits at retirement or vested termination are based on all the years-credited service, and the average of the highest five consecutive years. The Plan is integrated with social security covered compensation.

     The table below sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are payable to the participant for life and are based on 1998 terms and factors.

                         BENEFIT TABLE FOR A PARTICIPANT
                            ATTAINING AGE 65 IN 1998
                                Years of Service

        AVERAGE
     ANNUAL SALARY             10                15                20                25                30            35 OR MORE
     -------------             --                --                --                --                --            ----------

       $160,000              $25,977           $38,965           $51,953           $64,942           $77,930           $90,918
       $150,000              $24,227           $36,340           $48,453           $60567            $72,680           $84,793
       $125,000              $19,852           $29,778           $39,703           $49,629           $59,555           $69,481
       $100,000              $15,477           $23,215           $30,953           $38,692           $46,430           $54,168
       $ 75,000              $11,102           $16,653           $22,203           $27,754           $33,305           $38,856
       $ 50,000              $6,727            $10,090           $13,453           $16,817           $20,180           $23,543
       $ 25,000              $2,750            $4,125            $5,500            $6,875            $8,250            $9,625
       $ 10,000              $1,100            $1,650            $2,200            $2,750            $3,300            $3,850


Notes: Maximum annual pension available in 1998 in accordance with Section 4315 of the Internal Revenue Code assuming a Minimum of ten years participation is $130,000.

         The maximum annual compensation allowed under Section 401(a)(17) of the Internal Revenue Code in determining a participant's benefit in 1998 is $160,000.

     The above officers of the Company will have the following years of estimated credited service at retirement: Mr. Everson 43 years; Mr. Price 18 years; Mr. Assenza, 33 years.

                           SPECIAL SEVERANCE AGREEMENT

     The Company has entered into a Special Severance Agreement ("Agreement") with Mr. Everson, Mr. Price, and Mr. Assenza, its Chairman, President and Chief Executive Officer, its Vice President Administration, and its Vice President-Operations, respectively and other key holding company officers. The Agreement provides that Mr. Everson, Mr. Price and Mr. Assenza shall be entitled to a lump sum severance benefit in the event of Mr. Everson's, Mr. Price's and Mr. Assenza's termination of employment (other than for cause) following a Change of Control and involuntary termination of employment. A Change of Control is defined to include merger or other acquisition of the Company and certain other changes in the voting control of the Company. In the event of a Change of Control and the involuntary termination of his employment, the Agreement requires that Mr. Everson receive 2.99 times annual compensation, Mr. Price to receive 2.0 times annual compensation and Mr. Assenza to receive 1.0 times annual compensation, in a lump sum cash payment, at that level in effect immediately prior to such Change of Control. The Agreement has a term of 1 year and is automatically extended for one additional year unless, not later than June 30th of the preceding year the Company gives notice of termination of the agreement. The rights of the Company to choose to employ or terminate Mr. Everson, Mr. Price, and Mr. Assenza, prior to a Change of Control are not affected by this Agreement. In the event a Change of Control had occurred on January 1, 1999, and Mr. Everson's, Mr. Price's and Mr. Assenza's employment had been involuntarily terminated on such date (other than for cause), Mr. Everson, Mr. Price and Mr. Assenza would have been entitled (subject to certain immaterial modifications provided by the Agreement which may lower the amount), to receive a lump sum severance benefits of $663,200, $336,860 and $105,289, respectively. In the event a potential Change of Control is announced, all executives agree to remain in the employment of the Company for not less than one (1) year following the initial occurrence of such a potential change in Control of the Company.

                        INTEREST IN MATERIAL TRANSACTIONS

     Some of the directors and officers of United Bancorp, Inc., and the companies with which they are associated, were customers of The Citizens Savings Bank of Martins Ferry, The Citizens-State Bank of Strasburg, and The Community Bank of Glouster, had banking transactions with the banks in the ordinary course of business during 1998, and expect to have such banking transactions in the future. All loans and commitments for loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the banks, did not involve more than normal risk of collectibility, or present other unfavorable features. The aggregate amount of such loans outstanding at December 31, 1998, was $3,145,090 or 11.5% of the Company's consolidated equity at year-end. The Citizens Savings Bank pursuant to the terms of a lease entered into on April 1, 1998, paid Riesbeck Food Markets, Inc. $22,500.00 in 1998. Over the five year term of the total payments will total $112,500 for space used as an instore banking location at St. Clairsville, Ohio. Management believes the lease between Riesbeck Food Markets, Inc. and the Company was made on an arms length basis, using a third party consulting firm that specializes in grocery store banking facilities.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons.

                                    AUDITORS

     The Board of Directors proposes and recommends the Shareholders approve the selection by Board of the firm Crowe, Chizek and Company LLP to serve as independent auditors for the Company for the year 1999. The firm has served as independent auditors for the copany since 1989. A representative of Crowe, Chizek Company LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the company. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders the final choice in the designation of auditors. If the resolution approving Crowe, Chizek and Company LLP as theCompany's independent auditors is rejected by the shareholders then the Board of Directors will reconsider its choice of independent auditors. Proxies in the form solicited hereby when returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. The Board of Directors recommends the adoption of the resolution to reappoint Crowe, Chizek and Company LLP as independent auditors of the Company.


                             SHAREHOLDERS' PROPOSALS

     If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in 2000, the proposal must be received by Mr. James W. Everson, Chairman, President and Chief Executive Officer of the Company at the principal executive offices of the Company, 201 South 4th at Hickory Street, Martins Ferry, Ohio 43935, prior to the close of business on November 26,1999. On any other proposal raised by a stockholder for next year's annual meeting, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgement of the Board of Directors and the proposal will be considered untimely, unless notice of the proposal is received by the Company not later than February 9, 2000.

                                 OTHER BUSINESS

     The management at present knows of no other business to be brought before the meeting. If any other business is presented at such meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors. A copy of the Company's 1998 financial report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon request. Address all requests, in writing, for this document to cfo@unitedbancorp.com or Randall M. Greenwood, Vice President and Chief Financial Officer, United Bancorp, Inc., 201 South 4th at Hickory Street, Martins Ferry, Ohio 43935.


                                By  order  of the  Board  of Directors


                                James W. Everson
                                Chairman, President and Chief Executive Officer ceo@unitedbancorp.com
                                Martins Ferry, Ohio
                                March 25, 1999



     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                              UNITED BANCORP, INC

                                 APRIL 21, 1999








               -PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED-

A[X] PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                            WITHHOLD
                          AUTHORITY FOR
                    FOR   ALL NOMINEES                                                                         For  Against  Abstain
1.  Election of     [ ]       [ ]       Nominees: Michael J. Arciello      2.  Ratification of the appointment  [ ]   [ ]      [ ]
    Directors                                     John H. Clark, Jr.           of Crowe, Chizek and Company,
                                                  Dr. Leon F. Faveda           LLP to serve as external
INSTRUCTION: TO WITHHOLD AUTHORITY TO             L.E. Richardson, Jr.         auditors for 1999.
VOTE FOR ANY INDIVIDUAL NOMINEE AT                                         In their discretion, the proxies are authorized to vote
RIGHT, WRITE IN THAT NOMINEE'S NAME                                        upon such other business as may properly come before
IN THE SPACE BELOW.                                                        the Annual Meeting or any adjournment or postponement
                                                                           thereof.

                                                                           This Proxy when properly executed will be voted in the
-------------------------------------                                      manner directed herein by the undersigned shareholder.
                                                                           If no direction is made, this Proxy will be voted FOR
                                                                           all nominees named in Proposal 1 and FOR Proposal 2.

                                                                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                           PROMPTLY USING THE ENCLOSED ENVELOPE.





Signature                                                                   Date                           1999
          -----------------------------------------------------------------      --------------------------

Note:  Please sign name exactly as it appears on the share certificate.  Only one of several joint owners needs to sign.
       Fiduciaries should give full title.

                              UNITED BANCORP, INC.

                              Martins Ferry, Ohio

                        FORM OF PROXY FOR ANNUAL MEETING
                             TO HELD APRIL 21, 1999
          This proxy is solicited on behalf of the Board Of Directors

The undersigned hereby appoints James W. Everson, Richard L. Riesbeck and Matthew C. Thomas, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of United Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting to be held on April 21, 1999 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Whether or not you plan to attend our annual meeting, please execute the enclosed proxy and return it as promptly as possible in the enclosed postage-paid envelope. If you do attend the meeting, you may withdraw the proxy.

        IMPORTANT - This Proxy must be signed and dated on reverse side.